                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                             Cone Mills Corporation
                (Name of Registrant as Specified In Its Charter)
                         Terry L. Weatherford, Secretary
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1) Title of each class of securities to which transaction applies:
 2) Aggregate number of securities to which transaction applies:
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange
     Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 4) Proposed maximum aggregate value of transaction:
 5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                                                                   April 6, 1995
DEAR SHAREHOLDER:
     On behalf of the Board of Directors, we are pleased to invite you to attend the Annual Meeting of Shareholders of Cone Mills Corporation to be held at 10:00 a.m. on Tuesday, May 9, 1995, at the Koury Convention Center, Holiday Inn Four Seasons, 3121 High Point Road at Interstate 40, Greensboro, NC.
     The notice of meeting and proxy statement accompanying this letter describe the matters on which action will be taken. At the Annual Meeting we will also review the Corporation's activities and provide time for questions from shareholders.
     Please sign and return the enclosed proxy form in the envelope provided as soon as possible to ensure that your shares will be voted at the meeting. Sincerely,
(Signature of Dewey L. Trogdon)
Dewey L. Trogdon
Chairman of the Board
(Signature of J. Patrick Danahy)
J. Patrick Danahy
President and Chief Executive Officer

                    (Cone logo appears here)

                             CONE MILLS CORPORATION
                    1201 MAPLE STREET, GREENSBORO, NC 27405
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 6, 1995
TO THE HOLDERS OF COMMON STOCK OF
CONE MILLS CORPORATION:
     The Annual Meeting of the Shareholders of Cone Mills Corporation will be held at the Koury Convention Center, Holiday Inn Four Seasons, 3121 High Point Road, in Greensboro, North Carolina, on Tuesday, May 9, 1995, at 10:00 a.m. for the following purposes:
     1. To elect three directors as Class III Directors, for a term of three years or until their successors are elected and qualified.
     2. To ratify the appointment of McGladrey & Pullen as independent auditors for the Corporation for the fiscal year ending December 31, 1995.
     3. To act upon such other business as may properly come before the meeting and any adjournment thereof.
     The Board of Directors of the Corporation has fixed the close of business on March 17, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
     YOUR PROXY IS ENCLOSED. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND.
                                         TERRY L. WEATHERFORD
                                         SECRETARY

                             CONE MILLS CORPORATION
                               1201 MAPLE STREET
                              GREENSBORO, NC 27405
                              PROXY STATEMENT FOR
                     ANNUAL MEETING TO BE HELD MAY 9, 1995
                                                            DATED: APRIL 6, 1995
     Your proxy is solicited on behalf of the Board of Directors of Cone Mills Corporation (the "Corporation" or "Cone") for use at the Annual Meeting of Shareholders to be held at the time and place set forth in the accompanying Notice of Annual Meeting. It may be revoked by you at any time before it is exercised. All unrevoked proxies that are properly executed will be voted and, if a choice is specified with respect to any matter to be acted on, the shares will be voted in accordance with such specifications. If no specifications are given, the persons named in the accompanying proxy intend to vote the shares represented thereby in favor of: (i) election of the three nominees for Director (Class III) named herein for terms of three years; and (ii) ratification of the Board of Directors' appointment of McGladrey & Pullen as independent auditors.
     This Proxy Statement and the enclosed proxy are being first mailed to shareholders on or about April 6, 1995. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Corporation will reimburse them for their expenses in so doing. Personal solicitation may also be conducted by telephone and mail by officers and employees of Cone without added compensation. In addition the Corporation has retained Georgeson & Company, Inc. to assist in the solicitation of proxies and distribution of proxy materials for which it will pay approximately $5,000 in fees plus expenses.
     Holders of Common Stock of record at the close of business March 17, 1995, will be entitled to vote at the meeting. On that date 27,380,409 shares of Common Stock were outstanding. Each share is entitled to one vote and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the meeting.
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than five percent (5%) of the Company's outstanding Common Stock:

                                NAME OF AND ADDRESS                                    AMOUNT AND NATURE OF
                              OF BENEFICIAL OWNER (1)                                  BENEFICIAL OWNERSHIP    PERCENTAGE OF CLASS
The Equitable Companies Incorporated................................................         2,046,600(2)              7.47%
787 Seventh Avenue
New York, N.Y. 10019
Windsor Fund, Inc...................................................................         1,900,000(3)              6.94%
P.O. Box 2600
Valley Forge, PA 19482
State of Wisconsin Investment Board.................................................         2,106,000(4)              7.69%
P.O. Box 7842
Madison, WI 53707

(1) Does not include Crestar Bank, trustee of the Cone Employee Equity Plan which held of record for the plan 2,867,418 shares of Common Stock on March 17, 1995. This represents 10.47% of the Company's outstanding Common Stock. The plan trustee votes shares held in the plan only if participants do not exercise pass-through voting rights, and exercises investment or dispositive rights only in accordance with the terms of the plan. The trustee, therefore, disclaims beneficial ownership.
(2) According to a Schedule 13G filed with the Securities and Exchange Commission and received by the Corporation from The Equitable Companies Incorporated ("Equitable), these shares may be deemed to be owned by a group consisting of Equitable, AXA (a French holding company), and five French mutual insurance companies consisting of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle. According to the
    Schedule 13G, the shares are held by Alliance Capital Management L.P., a subsidiary of Equitable. The Schedule 13G states that the group may be deemed to exercise sole voting power as to 1,510,200 shares and sole investment power as to 2,046,600 shares.
                                       1

(3) According to a Schedule 13G filed with the Securities and Exchange Commission, Windsor Funds, Inc. ("Windsor") is a member of the Vanguard Group of Investment Companies. According to the Schedule 13G, Windsor exercises sole voting power and shared investment power over the shares. According to a separate Schedule 13G filed with the Securities and Exchange Commission, Wellington Management Company, 75 State Street, Boston, Mass. 02109, exercises shared investment power over the 1,900,000 shares and may be deemed to be beneficial owner of the shares in its capacity as an investment advisor to Windsor.
(4) According to a Schedule 13G filed with the Securities and Exchange Commission and received by the Corporation from State of Wisconsin Investment Board, this public pension fund has sole voting and investment power with respect to these shares.
                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                          AND NAMED EXECUTIVE OFFICERS
     The following table sets forth certain information with respect to the beneficial ownership of the Corporation's Common Stock as of March 17, 1995:

                                NAME OF DIRECTOR                                      AMOUNT AND NATURE OF
                               NOMINEE OR OFFICER                                  BENEFICIAL OWNERSHIP (1)(2)
John L. Bakane (3)..............................................................              209,777
Doris R. Bray...................................................................               16,000
J. Patrick Danahy (3)(4)........................................................              316,093
Leslie W. Gaulden (5)...........................................................              371,900
Jeanette C. Kimmel..............................................................              123,000
Charles M. Reid.................................................................                6,000
John W. Rosenblum...............................................................                2,000
Lester J. Smith.................................................................              215,200
Dewey L. Trogdon (6)............................................................              919,194
Richard S. Vetack (3)(7)........................................................              213,726
Bud W. Willis III (3)(8)........................................................              263,835
All Directors, Nominees and Officers as a Group (17 persons)(3).................            3,448,758
                                NAME OF DIRECTOR
                               NOMINEE OR OFFICER                                 PERCENTAGE OF CLASS
John L. Bakane (3)..............................................................        *
Doris R. Bray...................................................................        *
J. Patrick Danahy (3)(4)........................................................           1.15%
Leslie W. Gaulden (5)...........................................................           1.36%
Jeanette C. Kimmel..............................................................        *
Charles M. Reid.................................................................        *
John W. Rosenblum...............................................................        *
Lester J. Smith.................................................................        *
Dewey L. Trogdon (6)............................................................           3.36%
Richard S. Vetack (3)(7)........................................................        *
Bud W. Willis III (3)(8)........................................................        *
All Directors, Nominees and Officers as a Group (17 persons)(3).................          12.55%

* Represents less than 1%.
(1) Unless otherwise indicated, all shares are owned of record and the beneficial ownership consists of sole voting power and sole investment power. Includes shares subject to options which are presently exercisable or are exercisable within 60 days of March 17, 1995 as follows: Mr. Bakane (15,000 shares), Mr. Danahy (20,000 shares), Mr. Vetack (25,000 shares), Mr. Willis (22,600 shares), 1,000 shares for each of Mrs. Bray, Mr. Gaulden, Mrs. Kimmel, Mr. Reid, Mr. Rosenblum and Mr. Trogdon, and all Directors, Nominees, and Officers as a Group (101,400 shares). Does not include 1,000 shares to be granted to each nonemployee director as of May 16, 1995, pursuant to the 1994 Stock Option Plan for Non-Employee Directors.
(2) Does not include shares of the Corporation's Class A Preferred Stock allocated to the individual accounts of officers in the Cone Mills Corporation 1983 ESOP.
(3) Includes shares of Common Stock allocated to the individual accounts of directors and Named Executive Officers in the Cone Mills Corporation Employee Equity Plan as of December 31, 1994, as follows:

    Mr. Bakane..................................................................................     27,848 shares
    Mr. Danahy..................................................................................     39,731 shares
    Mr. Vetack..................................................................................     21,191 shares
    Mr. Willis..................................................................................     46,234 shares
    All Directors, Nominees and Officers as a group (17 persons)................................    244,448 shares

(4) Includes 72,000 shares owned of record by Mr. Danahy's wife.
(5) Includes 100,000 shares owned of record by Mr. Gaulden's wife.
(6) Includes 250,000 shares owned of record by Mr. Trogdon's wife and 50,694 shares owned of record by the Trustee for Mr. Trogdon's Individual Retirement Account.
(7) Includes 60,667 shares owned of record by Mr. Vetack's wife. Mr. Vetack retired on December 31, 1994 as an active employee and officer of the Corporation.
(8) Includes 81,506 shares owned of record by Mr. Willis' wife and two children.
                                       2

                             ELECTION OF DIRECTORS
     The Restated Articles of Incorporation of Cone Mills Corporation provide for a Board of Directors consisting of not less than nine (9) or more than fifteen (15) members as determined by the majority vote of the entire Board of Directors. The Board has set the number of directors at ten. The Restated Articles of Incorporation further provide that the Board shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits. The terms of three Class III Directors expire at the 1995 Annual Meeting, and the persons elected at the Annual Meeting to fill the Class III vacancies will serve terms of three years or until their successors are elected and qualified. The Board of Directors proposes that the three persons nominated below be elected as Class III Directors for terms expiring at the 1998 Annual Meeting. Each person nominated below is an incumbent director of the Corporation.
     The persons nominated below will be elected if they receive a plurality of the votes cast for their election. Abstentions and broker nonvotes will not affect the election results if a quorum is present. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxy for election of the nominees named below. If any nominee should not be available to serve for any reason (which is not anticipated), the proxy holders may vote for substitute nominees designated by the Board of Directors.
     The following information is furnished with respect to the nominees:

                                                             PRINCIPAL OCCUPATION; BUSINESS
                                                              EXPERIENCE PAST FIVE YEARS;                             DIRECTOR
        NAME           PRESENT AGE                              AND OTHER DIRECTORSHIPS                                SINCE
                                           NOMINEES FOR THREE-YEAR TERM (CLASS III)
Doris R. Bray               57       Partner, Schell Bray Aycock Abel & Livingston L.L.P. (Attorneys at Law)            1989
                                     (1987-Present); Director, Vanguard Cellular Systems, Inc.
Dewey L. Trogdon            63       Retired March 31, 1992; Chairman of the Board of Directors                         1978
                                     (1981-Present); Chief Executive Officer of the Corporation (1980-1990);
                                     President of the Corporation (1979-1980; 1987-1989); Director, First Union
                                     Corporation
Bud W. Willis III           52       Executive Vice President of the Corporation as of February 17, 1995; Vice          1988
                                     President of the Corporation (1985-1995); Executive Vice President of the
                                     Textile Products Group (1991-1992); President, Denim Division of Textile
                                     Products Group (1992-1994); and President, Textile Product Group since January
                                     1, 1995

     The following information is furnished with respect to directors continuing in office.

                                                              PRINCIPAL OCCUPATION; BUSINESS
                                                               EXPERIENCE PAST FIVE YEARS;                            DIRECTOR
    NAME OF NOMINEE     PRESENT AGE                              AND OTHER DIRECTORSHIPS                               SINCE
                                                CLASS I (TERM EXPIRING IN 1996)
  John L. Bakane             44       Executive Vice President of the Corporation as of February 17, 1995; Chief        1989
                                      Financial Officer of the Corporation
                                      (1988-Present); Vice President of the Corporation (1986-1995)
  Charles M. Reid            60       Director, President and Chief Executive Officer, United Guaranty Corporation      1988
                                      (1987-Present)
  Richard S. Vetack          58       Retired December 31, 1994; Senior Vice President of the Corporation and           1988
                                      President of the Textile Products Group (1987-1994)
                                                CLASS II (TERM EXPIRING IN 1997)
  J. Patrick Danahy          51       President and Chief Executive Officer of the Corporation (1990-Present);          1989
                                      President and Chief Operating Officer (1989-1990); Vice President of the
                                      Corporation and President of the Cone Finishing Division (1986-1989)
  Leslie W. Gaulden          72       Retired November 30, 1987; Vice President and Controller of the Corporation       1986
                                      (1984-1987)
  Jeanette C. Kimmel         56       Private Investment Management                                                     1971
  John W. Rosenblum          51       Tayloe Murphy Professor of the Darden Graduate School of Business                 1993
                                      Administration, University of Virginia (1993-Present); Dean, Darden Graduate
                                      School of Business Administration (1982-1993); Director, Cadmus Communications
                                      Corporation; Chesapeake Corporation, Comdial Corporation; The Providence
                                      Journal Company; and T. Rowe Price & Associates.

                       COMMITTEES AND DIRECTOR ATTENDANCE
     During the year ended January 1, 1995, the Board of Directors of the Corporation held seven meetings and the Executive, Audit, and Compensation Committees held five, four, and two meetings respectively. Each director attended at least 75% of the aggregate of Board of Directors' meetings and meetings of Committees of the Board on which he or she served during 1994.
     The Executive Committee generally has the same authority as the Board to manage the affairs of the Corporation but may not make determinations with respect to dissolutions, mergers, amendments to the Articles of Incorporation or Bylaws, compensation or removal of directors, or declaration of dividends. Executive Committee members are Dewey L. Trogdon, Chair, John L. Bakane, Doris
R. Bray, J. Patrick Danahy and Charles M. Reid.
     The Audit Committee's principal responsibilities consist of recommending to the Board of Directors the selection of the Corporation's independent accountants, reviewing the scope and results of completed audits, reviewing the Corporation's internal audit staff functions and evaluating the quality of the Corporation's financial reporting and internal control systems. Audit Committee members are Leslie W. Gaulden, Chair, Jeanette C. Kimmel and Doris R. Bray.
     The Corporation also has a Compensation Committee. See "Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation."
     The Board of Directors does not have a standing nominating committee; however, in relation to nominations, the Executive Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and candidates for membership on the Board. The Committee has not established procedures for the submission by shareholders of proposed candidates for its consideration.
      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during fiscal 1994. All of these filing requirements were satisfied by its directors and officers except that the report of one transaction in the Company's Common Stock was filed five days late by Eugene A. Trout, Vice President of the Company. In making these statements, the Company has relied on the written representations of its directors and officers and copies of the reports that they have filed with the Commission. The Company is not aware of the existence of any ten percent (10%) holders other than Crestar Bank (see Security Ownership table on page 1).
                             EXECUTIVE COMPENSATION
     The following information relates to all compensation awarded to, earned by or paid pursuant to a plan or otherwise, to (i) the Chief Executive Officer of the Corporation (the "CEO") and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Corporation on December 30, 1994, the last business day of the fiscal year ending on January 1, 1995. The CEO and the four most highly compensated officers are referred to herein as the Named Executive Officers.
     The following information does not reflect any compensation earned and paid to the Named Executive Officers subsequent to January 1, 1995, unless otherwise indicated. Any such compensation earned and paid to the Named Executive Officers during 1995 will be recorded in the proxy statement for the Corporation's 1996 Annual Meeting of Shareholders, unless such compensation is required to be reported previously.
SUMMARY COMPENSATION TABLE
     The following table sets forth for the Named Executive Officers for each of the last three fiscal years annual compensation amounts as indicated by the applicable table headings. Annual Compensation, columns (c), (d) and (e), includes base salary and bonus earned during the year covered and, if applicable, other annual compensation not properly categorized as salary or bonus. Long-Term Compensation, column (g), reports the number of shares underlying stock option grants to the Named Executive Officers during 1994. The Named Executive Officers were not awarded, granted or paid any forms of compensation that are required to be reported in the Long-Term Compensation columns (f) or (h).
                                       4

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                                AWARDS
                                                        ANNUAL COMPENSATION                                          PAYOUTS
                                                                                                           (G)
                                                                          (E)                           SECURITIES     (H)
                                                   (C)       (D)      OTHER ANNUAL         (F)          UNDERLYING    LTIP
                  (A)                      (B)   SALARY     BONUS     COMPENSATION   RESTRICTED STOCK    OPTIONS     PAYOUTS
      NAME AND PRINCIPAL POSITION         YEAR     ($)      ($)(1)     ($)(2)(3)        AWARDS ($)         (#)         ($)
J. Patrick Danahy                          1994  425,000   $100,000            --                         40,000
  President and                            1993  400,000    290,000        50,501             --          30,000         --
  Chief Executive Officer                  1992  375,000    300,000       967,086             --              --         --
Richard S. Vetack                          1994  285,000     95,000            --                             --
  Senior Vice President,                   1993  270,000    162,000        84,374             --          25,000         --
  the Corporation; President,              1992  250,000    212,000     2,128,192             --              --         --
  Textile Products Group
John L. Bakane                             1994  260,000     72,000            --             --          25,000
  Vice President and                       1993  245,000    165,000        67,499             --          25,000         --
  Chief Financial Officer                  1992  230,000    171,000     1,775,977             --              --         --
Bud W. Willis III                          1994  250,000     93,000            --             --          25,000
  Vice President, the                      1993  235,000    137,000            --             --          25,000         --
  Corporation; President                   1992  220,000    147,000       994,960             --              --         --
  Denim Division
Lester J. Smith                            1994  210,000     47,000            --             --              --         --
  Vice President                           1993  200,000    104,000            --             --              --         --
  Cotton Purchasing                        1992  190,000    124,000     1,586,099             --              --         --

                                              (I)
                                           ALL OTHER
                  (A)                     COMPENSATION
      NAME AND PRINCIPAL POSITION            ($)(4)
J. Patrick Danahy                             7,458
  President and                              10,784
  Chief Executive Officer                     6,974
Richard S. Vetack                             6,484
  Senior Vice President,                      9,076
  the Corporation; President,                 6,104
  Textile Products Group
John L. Bakane                                6,310
  Vice President and                          8,652
  Chief Financial Officer                     5,965
Bud W. Willis III                             6,240
  Vice President, the                         8,483
  Corporation; President                      5,895
  Denim Division
Lester J. Smith                               3,712
  Vice President                              5,392
  Cotton Purchasing                           5,229

(l) All bonuses were paid pursuant to a Management Incentive Plan for the fiscal years shown. See "Compensation Committee Report on Executive Compensation."
(2) Does not include the amount of the incremental cost of certain incidental benefits, perquisites and other benefits, securities or property which in the aggregate do not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for the Named Executive Officer.
(3) Represents cash payments based upon federal and state income tax savings expected to be realized by the Corporation upon the exercise of Nonqualified Options under the Cone Mills Corporation 1984 Stock Option Plan. See "Compensation Committee Report on Executive Compensation."
(4) Represents the Corporation's matching contributions to the 401(k) plans (Supplemental Retirement Plan and Employee Equity Plan) and the dollar value of insurance premiums paid by the Corporation with respect to group term life insurance for benefit of the Named Executive Officers as follows:
    A. 401(k) Plan matching contributions for 1994 respectively: Mr. Danahy ($4,500); Mr. Vetack ($4,500); Mr. Bakane ($4,500); Mr. Willis ($4,500)
       and Mr. Smith ($2,250).
       B. Insurance Premiums for 1994 respectively: Mr. Danahy ($2,958); Mr. Vetack ($1,984); Mr. Bakane ($1,810); Mr. Willis ($1,740); and Mr.
          Smith ($1,462).
                                       5

STOCK OPTION GRANTS IN LAST FISCAL YEAR
     The following sets forth certain information with respect to options granted to the Named Executive Officers during the fiscal year ended January 1, 1995.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                    (B)               (C)
                                 NUMBER OF         PERCENT OF
                                SECURITIES       TOTAL OPTIONS         (D)
                                UNDERLYING          GRANTED        EXERCISE OR          (E)
(A)                               OPTIONS         TO EMPLOYEES     BASE PRICE        EXPIRATION
           NAME               GRANTED (#) (1)    IN FISCAL YEAR      ($/SH)             DATE
J. Patrick Danahy                  40,000              9.76            12.00         11/08/2004
Richard S. Vetack                      --            --               --                     --
John L. Bakane                     25,000              6.10            12.00         11/08/2004
Bud W. Willis, III                 25,000              6.10            12.00         11/08/2004
Lester J. Smith                        --            --               --                     --

                                                    POTENTIAL REALIZABLE VALUE AT
                                                    ASSUMED ANNUAL RATES OF STOCK
                                                PRICE APPRECIATION FOR OPTION TERM (2)

(A)                                          (F)                                     (G)

           NAME                             5% ($)                                 10% ($)

J. Patrick Danahy                           302,000                                 764,800

Richard S. Vetack                                --                                      --

John L. Bakane                              188,750                                 478,000

Bud W. Willis, III                          188,750                                 478,000

Lester J. Smith                                  --                                      --


(1) Options granted in 1994 are Nonqualified Stock Options which are exercisable six months after the grant date (November 9, 1994), with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. However, no more than 50% of the option shares can be exercised in any one calendar year. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on the date of grant. The grant of the options includes a provision that the Company will pay to the optionee after exercise an amount in cash equal to the tax benefit the Company realizes from the exercise of the option.
(2) The dollar amounts under these columns assume that the market price per share of the Corporation's Common Stock appreciates in value from the date of grant to the expiration of the option at the annualized rates indicated. These rates are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. If the stock price increased by 5% or 10% per year for a period of ten years from the date of grant (November 9, 1994), the total increase in shareholder value would be $209,350,375 and $530,534,954 respectively.
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE
     The following table shows stock option exercises by the Named Executive Officers during 1994, including the aggregate value of gains on the date of exercise ("Value Realized"). In addition, this table includes the number of shares covered by exercisable and unexercisable options as of January 1, 1995. Also reported, both as to exercisable and unexercisable options, are the values of "in-the-money" options, which are options with a positive spread between the fiscal year-end market price of the underlying Common Stock and the exercise price of such stock options.
              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994 AND
                         FISCAL YEAR END OPTION VALUES

                                                                                                   (D)
                                                                                                NUMBER OF
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                           (B)                             UNEXERCISED OPTIONS
                                                         SHAREES              (C)               AT 1/1/95
(A)                                                    ACQUIRED ON      VALUE REALIZED        EXERCISABLE/
                       NAME                           EXERCISE (#)          ($)(1)            UNEXERCISABLE
J. Patrick Danahy                                             --                 --           12,000/58,000
Richard S. Vetack                                             --                 --            25,000/0
John L. Bakane                                                --                 --           10,000/40,000
Bud W. Willis III                                             --                 --           17,600/40,000
Lester J. Smith                                               --                 --                      --

                                                            (E)

                                                    VALUE OF UNEXERCISED
                                                    IN-THE-MONEY OPTIONS
                                                      AT 1/1/95 ($)(2)
(A)                                                     EXERCISABLE/
                       NAME                            UNEXERCISABLE
J. Patrick Danahy                                        0/0
Richard S. Vetack                                        0/0
John L. Bakane                                           0/0
Bud W. Willis III                                         50,350/0
Lester J. Smith                                                 --

(1) Fair market value on date of exercise less exercise price.
(2) Based on $11.875 fair market value per share on December 30, 1994, the last trading day of fiscal year 1994.
LONG-TERM INCENTIVE PLAN AWARDS TABLE
     The Corporation does not have a long-term incentive plan in effect.
PENSION PLAN TABLE
     The following table sets forth in the ERP column the estimated annual benefits payable upon retirement in 1995 at age 65 under the Employees' Retirement Plan of Cone Mills Corporation (the "ERP") in the compensation and years of service categories indicated. Benefit amounts shown are payable for life with no contingent death benefits. Benefits are based upon total annual salary and bonus, compensation in excess of the amount covered by Social Security as determined in the year of retirement and total years of service. The years of service credited as of March 31, 1995, for the Named Executive Officers are: Mr. Danahy -- 23 years; Mr. Vetack -- 31 years; Mr. Bakane -- 19 years; Mr. Willis -- 24 years; and Mr. Smith -- 25 years (see Employment and Other Related Agreements for calculation of Mr. Smith's years of service).
     Pension benefits under the ERP are subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The aggregate annual pension which may be paid under the ERP and all other defined benefit plans of the Corporation taken together is generally restricted to $118,800 in 1994 and $120,000 in 1995. In addition, the Code limited annual compensation of each employee that can be taken into account in computing pension benefits to $150,000 in 1994 and 1995. These amounts may be adjusted for cost of living as provided in the Code. Pension benefits that cannot be paid from the ERP by reason of the limitations in the Code are provided by the Corporation's Excess Benefit Plan and by the Supplemental Executive Retirement Plan, both of which are unfunded, nonqualified benefit plans. Such amounts are identified in the following table in the columns headed "NQP". The Corporation accrues annually the estimated expense for providing benefits under the ERP and the nonqualified plans, as determined by an independent consulting actuary; however, this expense cannot be specifically allocated to any individual or to the Named Executive Officers as a group under the funding method used by the actuary.
         APPROXIMATE ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED (1)

     AVERAGE ANNUAL
COMPENSATION FOR HIGHEST
 CONSECUTIVE FIVE YEARS
 DURING LAST TEN YEARS             15 YEARS                 20 YEARS                 25 YEARS                  30 YEARS
   BEFORE RETIREMENT           ERP          NQP         ERP          NQP         ERP          NQP          ERP          NQP
$200,000                     $ 60,929    $   1,976    $ 79,702    $   1,976    $ 91,984    $   1,208    $ 103,496    $   1,208
$300,000                       61,064       18,309      79,894       23,194      92,217       25,404      103,759       28,392
$400,000                       61,064       34,778      79,894       44,603      92,217       49,832      103,759       55,840
$500,000                       61,064       67,715      79,894       87,421      92,217       98,689      103,759      110,735
$600,000                       61,064      100,652      79,894      130,239      92,217      147,545      103,759      165,630
$700,000                       61,064      133,589      79,894      173,057      92,217      196,402      103,759      220,525
$800,000                       61,064      166,526      79,894      215,875      92,217      245,258      103,759      275,420
$900,000                       61,064      199,463      79,894      258,693      92,217      294,115      103,759      330,315
     AVERAGE ANNUAL
COMPENSATION FOR HIGHEST
 CONSECUTIVE FIVE YEARS
 DURING LAST TEN YEARS           35 YEARS
   BEFORE RETIREMENT         ERP          NQP
$200,000                  $ 110,351    $     659
$300,000                    110,635       29,469
$400,000                    110,635       58,563
$500,000                    110,635      116,752
$600,000                    110,635      174,941
$700,000                    110,635      233,129
$800,000                    110,635      291,318
$900,000                    110,635      349,507

(1) Pension benefits provided by the ERP with respect to service after 1983 are subject to a "floor offset" arrangement in conjunction with the Cone Mills Corporation 1983 ESOP (the "1983 ESOP"), a separate defined contribution pension plan maintained by the Corporation. The amounts shown in the above table are calculated on the assumption that the participant elects to receive the maximum pension benefit available under the ERP, and in accordance with the terms of each plan, authorizes a transfer of funds in his 1983 ESOP account to the trustee of the ERP in a dollar amount equal to the actuarial equivalent of the pension benefit attributable to service after 1983. The balance, if any, in the 1983 ESOP account will be distributed to the participant. To the extent that a participant's 1983 ESOP account is insufficient to fund the pension benefits attributable to service after 1983, the cost of benefits not covered by the 1983 ESOP will be funded through the ERP. If the participant does not elect to transfer funds from his 1983 ESOP account to the trustee of the ERP, his account balance will be distributed in accordance with the terms of the 1983 ESOP, and his pension payable from the ERP with respect to service after 1983 will be reduced (but not below zero) by the actuarial equivalent of his 1983 ESOP account balance. The 1983 ESOP is designed to invest primarily in qualifying securities under ERISA. Assets of the
                                       7

    1983 ESOP consist of shares of the Corporation's Class A Preferred Stock and other money market and marketable debt securities which are allocated to individual accounts of participants. The fair market value of the stock is determined by independent appraisal performed several times each year. No contributions to the 1983 ESOP have been made for salaried employees since 1986. The value of the account in the 1983 ESOP for each of the Named Executive Officers as of December 31, 1994, was: Mr. Danahy -- $101,635; Mr. Vetack -- $59,341; Mr. Bakane -- $54,508; Mr. Willis -- $117,428; and Mr.
    Smith -- $116,624.
COMPENSATION OF DIRECTORS
     Directors who are also officers of the Corporation do not receive additional compensation for service as directors or as members of committees of the Board of Directors. Nonemployee directors receive a retainer fee of $17,000 per year and an attendance fee of $1,000 per diem for meetings of the Board of Directors and any committee of the Board held on the same day. The fee for a Committee meeting not held on the same day as a Board meeting is $500. Travel expenses of directors incurred in attending meetings are reimbursed by the Corporation. In 1994, retainers and attendance fees paid to all directors totaled $154,250.
     The Shareholders approved at the 1994 annual meeting the 1994 Non-Employee Director Stock Option Plan whereby each nonemployee director receives each year after the annual meeting of shareholders a stock option grant to purchase 1,000 shares of Common Stock at the fair market value of a share of Common Stock on the grant date. The grant date is the fifth business day after the annual meeting.
     The Board of Directors has approved a Consulting Agreement between the Corporation and Dewey L. Trogdon whereby Mr. Trogdon provides consultation and advice. Mr. Trogdon's consulting fee was $15,000 per calendar quarter in 1994 and is $15,000 per calendar quarter in 1995. In addition, Mr. Trogdon was reimbursed for expenses incurred by him in providing such consulting services. The consulting fee payments are in addition to any pension or other supplemental retirement benefits that Mr. Trogdon is entitled to receive by reason of his service as an employee of the Corporation.
EMPLOYMENT AND OTHER RELATED AGREEMENTS
     The Corporation entered into an agreement with Lester J. Smith on November 3, 1983, amended December 1, 1984, whereby the Corporation agreed to pay Mr. Smith supplemental retirement benefits to those earned pursuant to the ERP. The agreement provides that if Mr. Smith remains in the employ of the Corporation until retirement age as defined in the ERP, the Corporation will pay to him upon retirement, out of the general corporate funds, the amount his pension would have been increased if his accredited service under the Plan at retirement had been increased by 9 years and 1 month. The agreement in effect will give Mr. Smith 25 years of service at age 65. Mr. Smith has 17 years and 2 months of service as of March 1, 1995 and has obtained age of 65. See the Pension Plan Table above for an estimate as to the value of the supplemental benefits. The agreement further provides that the Corporation will not merge or consolidate with another entity or permit its business to be taken over unless the rights and obligations of the Corporation pursuant to the agreement are assumed. Mr. Smith entered into a covenant not to compete that would go into effect for five
(5) years after payment commences and agreed to provide consulting services as the Corporation may require so long as he is receiving benefits and his health permits.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The current members of the Compensation Committee are Mr. Charles M. Reid, Mrs. Jeanette C. Kimmel, and Dr. John W. Rosenblum, all of whom are directors who are not currently or formerly employees of the Corporation.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee's membership is comprised of nonemployee directors, none of which participate in any of the plans administered by the Committee. It is the responsibility of the Compensation Committee to review and make recommendations to the Board of Directors concerning the salaries and incentive compensation and to approve stock option grants for the Chief Executive Officer and the other executive officers of the Corporation.
  COMPENSATION POLICY
     The Corporation strives to provide executives an opportunity to earn compensation that is fair, reasonable and competitive with that paid by comparable companies to executives in similar positions with similar duties and responsibilities. In accordance with the policy, the Committee is guided by three goals as it considers the compensation of executive officers.
                                       8

First, executive compensation must be effective in attracting, motivating and retaining executives who possess the skills and experience necessary to ensure the Corporation's success. Second, the Corporation should recognize and reward executives for their contributions to the success of the business. Third, the corporation must be aware of the importance of planning and controlling the cost of executive compensation.
     To implement this policy, the Corporation maintains an executive compensation program that consists of base salaries, annual incentive plans, stock option plans and competitive benefits. It is the belief of the Committee that through these components executives are provided compensation and benefits that are competitive; are provided incentives for additional annual compensation that is earned only upon achievement of performance standards as established and approved each year; and are provided long-term incentive compensation through the grant of stock options that can appreciate in value.
  SALARIES
     The Committee's objective in establishing the base salaries of the named executive officers is to provide salaries at competitive market levels with other industry leaders in order to reward and encourage individual performance. The salary of the Chief Executive Officer is evaluated solely by the Compensation Committee and the salary of other executive officers is determined by the Committee based upon recommendations from the Chief Executive Officer. Final approval of salaries of the Chief Executive Officer and the other executive officers are made by the independent members of the Board of Directors after receiving recommendations of the Committee. The Committee deems its compensation decisions to be a cumulative process involving a substantial amount of judgement concerning an executive's experience and responsibilities against objective information furnished by compensation consultants.
     In developing current salary levels, including that of the Chief Executive Officer, the Committee reviewed the Corporation's assessment of salaries in the textile industry in addition to an analysis of cash compensation (base salary and annual bonus or incentives) prepared specifically for the Corporation and the Compensation Committee by a major compensation consulting firm. In the analysis, the Corporation's executive positions were matched with similar positions at other companies based on data from executive compensation surveys, a proprietary survey of the textile industry and proxy statements of companies that are in the Peer Group for the Performance Graph set forth below. A weighted composite was developed, and the Committee compared executive salaries to the market composite and considered those comparisons in making salary increase decisions. In general, the Committee targets executive salaries at the market median; however, in a given year an individual executive's salary may vary from median due to experience, performance, or other factors deemed relevant by the Committee and considered on a subjective basis. Specifically, the Committee determined that a salary increase for the Chief Executive Officer for 1994 was in order to place his salary closer to the market median rate.
  INCENTIVE COMPENSATION
     The Corporation has established an annual management incentive plan that links executive compensation to the performance of the Corporation and the executive. Under the plan, executive officers and other key management employees can earn annual cash incentive awards based upon the achievement of corporate and individual goals established at the beginning of each year. Special awards can be made to recognize exceptional individual performance at the discretion of the Committee and the Board. Performance goals are set at the corporate level and at division levels depending upon the responsibilities of each of the executives. Corporate level performance targets are determined by measuring return on capital employed and earnings per share. The Committee examines the returns on capital employed and earnings of other public companies (including companies that appear in the Performance Graph below) as it establishes and approves these targets. Division-level goals are established based upon return on capital employed for the division. Awards to individual officers and the aggregate amounts of awards to all key management employees are reviewed by the Committee and approved by the Board after the close of the fiscal year.
     The achievable incentive award for each officer and management employee is based upon a blend of corporate and/or division and individual goals tailored to that particular executive, based upon his or her responsibilities. Specifically, for the Chief Executive Officer, the corporate goals of return on capital employed and earnings per share account for 80% of his incentive compensation and 20% is attributable to individual goals. The weight given to each factor comprising the incentive award varies per each executive.
     The incentive compensation awarded to the Chief Executive Officer and the other Named Executive Officers for 1994 is reported in column (d) of the Summary Compensation table. Based on 1994 results, officers earned from 12% to 37% of base salary depending upon the level of achievement of their goals and the scope of their responsibilities. Before approving the 1994 incentive awards, the Committee met with the Chief Executive Officer in February, 1995 and reviewed the structure
                                       9
and mechanics of the incentive compensation plan and compared the corporate, division and individual performance goals of the Named Executive Officers with results. The earnings per share and return on capital employed exceeded the threshold for payment of incentive compensation but did not meet the 1994 targets established for the Company pursuant to the Management Incentive Compensation Plan. The earnings per share and return on capital employed for the divisions ranged from 0% to 118% of the targets established. The Committee recommended approval of the payment of the incentive compensation pursuant to the preestablished formulas which reflected a reduction in the amount of incentive compensation paid from the previous year. Specifically for the Chief Executive Officer, the Committee was pleased with his leadership of the Company during a year of restricted margins in the industry. His incentive pay was impacted by the effect of such margin constraints on the earnings per share and return on capital employed for the Company during 1994.
  STOCK OPTIONS
     The Corporation maintains the 1992 Stock Option Plan through which key management employees have received and may receive grants of stock options. No additional grants are available under the Corporation's 1984 Stock Option Plan but some options remain outstanding under that Plan. It is the belief of the Committee that since executives earn no rewards through these stock options unless the stock price increases, this form of executive compensation has the potential to benefit shareholders as well as executives by aligning the interests of the Corporation's executives with those of shareholders.
     The Corporation's stock option plans permit the granting of both incentive stock options, as defined under the Internal Revenue Code, and nonqualified options. The exercise price of these options may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted. Nonqualified stock options granted by the Committee may include a provision whereby the Corporation will pay to the executive an amount that is equal to the savings the Corporation realizes through tax deductions related to the option exercise. The amount of payments to the Named Executive Officers under this tax reimbursement feature of the stock option plans is reported in column (e) of the Summary Compensation table. The Committee believes this form of compensation is in accordance with the Compensation Policy of the Committee because it enables the executives to retain shares that otherwise may be sold to meet tax obligations.
     The Compensation Committee currently operates under the general objective that stock option grants to executives should be considered on a regular basis. Recently, the Committee has granted options approximately every two years. It concurred in the Chief Executive Officer's recommendation that the 1,500,000 shares available for grant under the 1992 Stock Option Plan be granted in blocks of approximately 400,000 in 1994 and 300,000 biennially thereafter with 100,000 available to be granted from time to time as the Committee so determines. Grants are recommended to the Committee by the Chief Executive Officer. The Corporation's consultant provides advice as to equity ownership of and the size of grants to the named executive officers of public companies within the textile industry including members of the Company's Peer Group.
     As reported in the Option Grants table on page 6, a total of 90,000 nonqualified stock options were granted by the Committee in 1994 to the Chief Executive Officer and two of the Named Executive Officers. The total number of options granted to such officers were approximately 22 percent of the total shares subject to options granted in 1994 pursuant to the 1992 Stock Option Plan. The Committee's general philosophy is that option shares are allocated in three tiers, i.e., the Named Executive Officers, other executive and division officers, and other key employees. The Committee subjectively determines the number of options to be granted by considering the data on competitive practices of the groups discussed above in the analysis of "Salaries" as provided by the Corporation's outside consultant, the responsibilities of the executive, and the executive's recent performance and expected future contributions. The Committee awarded the Chief Executive Officer an option to purchase 40,000 shares after review of competitive pay data including data indicating his salary was below the market median rate for his position. The number of shares of Common Stock or outstanding options currently held by each option grantee was not a consideration in determining the number of options that were granted to each Named Executive Officer in 1994.
  DEDUCTIBILITY OF COMPENSATION
     As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m) which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it is "performance based." The Internal Revenue Service has issued only proposed regulations under Section 162(m). The Committee did not consider the deductibility limits in making its compensation decisions for any one of the Named Executive Officers for 1994 or 1995 fiscal years as the deductibility limits would not be exceeded under any circumstances. However, the Committee's policy is to design and administer compensation programs which meet the objectives set forth above and which reward
                                       10
executives for corporate performance which meets established financial goals, and to the extent reasonably practicable and to the extent consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by the Corporation. The Committee will continue to review the developments of the law and the regulations and will consider amendments to its compensation plans as deemed appropriate to meet its policies and objectives.

COMPENSATION COMMITTEE
  Charles M. Reid, Chair
  Jeanette C. Kimmel
  John W. Rosenblum

PERFORMANCE GRAPH
     The following graph compares the percentage change in the cumulative total shareholder return on the Corporation's Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with a peer group index developed by KPMG Peat Marwick, assuming reinvestment of dividends. The Corporation's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 on June 18, 1992, in connection with an initial public offering of 6,000,000 shares. Accordingly, the measurement period selected by the Corporation for its Performance Graph begins on June 17, 1992, the last trading day before the initial public trading of Cone Common Stock, and ends on December 30, 1994, the last trading day of the Corporation's fiscal year.
     The Peer Group index has been constructed by calculating the cumulative total return of the common stock of the following companies: Burlington Industries, Inc.; Delta Woodside Industries, Inc.; Dixie Yarns, Inc.; Fieldcrest Cannon, Inc.; Guilford Mills, Inc.; and Springs Industries, Inc. The return of each peer company was weighted according to its stock market capitalization as of the beginning of the period.
                        COMPARISON OF SHAREHOLDER RETURN
                    AMONG CONE MILLS, S&P 500 AND PEER GROUP

    (Performance Graph appears here. The plot points are listed below.)

               6/17/92    12/31/92     12/31/93    12/31/94
Cone Mills      $100       $143         $169        $119
S&P 500         $100       $111         $122        $124
Peer Group      $100       $102         $104        $ 92

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Doris R. Bray, a Class III director nominated for reelection, is a partner of Schell Bray Aycock Abel & Livingston, LLP, a law firm that regularly serves as counsel to the Corporation. The Corporation and its subsidiary, Cornwallis Development Co., paid to the firm legal fees of $206,569 in 1994.
                             SELECTION OF AUDITORS
     The Corporation's Board of Directors has appointed McGladrey & Pullen, independent certified public accountants, as auditors of the Corporation's records for the fiscal year 1995. McGladrey & Pullen or its predecessor has acted as auditors for the Corporation since 1943 and continue to be considered by the Board to be well qualified.
     Although not required to do so, the Board believes it is desirable to submit its appointment of said firm to the shareholders at the Annual Meeting for ratification. Representatives of McGladrey & Pullen are expected to be present at the meeting and will be available to respond to appropriate questions or make a statement if they desire to do so.
                   RECOMMENDATIONS OF THE BOARD OF DIRECTORS
     The Board of Directors recommends that shareholders vote FOR electing the Board of Directors' nominees for director as set forth in this proxy statement, and FOR ratifying the Board of Directors' appointment of McGladrey & Pullen as independent auditors for the year ending December 31, 1995.
                             SHAREHOLDER PROPOSALS
     In the event any shareholder wishes to present a proposal at the 1996 Annual Meeting of Shareholders, such proposal must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to such meeting on or before December 7, 1995, and must conform to such other requirements as may be imposed by the Securities and Exchange Commission.
                                 OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed of any matter to be acted upon at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters should properly come before the Annual Meeting it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.
     By order of the Board of Directors.
                                         TERRY L. WEATHERFORD
                                         SECRETARY

*****************************************************************************
                                  APPENDIX

                             CONE MILLS CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1995
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    THE UNDERSIGNED HEREBY APPOINTS TERRY L. WEATHERFORD AND NEIL W. KOONCE, OR EITHER OF THEM, PROXIES WITH FULL POWER OF SUBSTITUTION TO VOTE ALL SHARES OF COMMON STOCK OF CONE MILLS CORPORATION, STANDING IN THE NAME OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD MAY 9, 1995, AND ANY ADJOURNMENT THEREOF, AS FOLLOWS:
1. ELECTION OF DIRECTORS (CLASS III).

[ ] FOR ALL NOMINEES LISTED BELOW     [ ] WITHHOLD AUTHORITY TO VOTE FOR
   (EXCEPT                                ALL NOMINEES LISTED BELOW
     AS MARKED TO THE CONTRARY
 BELOW)

                DORIS R. BRAY, DEWEY L. TROGDON, BUD W. WILLIS III (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW).
2. TO RATIFY APPOINTMENT OF MCGLADREY & PULLEN AS INDEPENDENT AUDITORS.

[ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                          (Continued on Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT AND FOR PROPOSAL 2.
Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              DATED:                      , 1995